UNSECURED CONVERTIBLE DEBENTURE

US$2,000,0000 December 23, 2002

AS CONSIDERATION FOR THE PURCHASE OF certain equipment, Keystone Mines Limited, a Nevada corporation, (the "Buyer") promises to pay to Capex Investments Limited (the "Holder"), the sum of $2,000,000, plus interest thereon at the rate of two point five percent (2.5%) per annum, payable quarterly in cash or, at the option of Buyer, in "restricted" shares of common stock of the Buyer. The Holder of this Convertible Debenture (the ''Debenture'') has the option of converting the principal amount of, and all interest and other charges accrued on, at any time or from time to time into fully paid and non-assessable ''restricted'' shares of the common stock, US$.00001 par value per share, of the Buyer at a discount of fiften percent (15%) to the market price of the common of Buyer share (the "Conversion Shares"). This Debenture is due and payable five years from the date hereof.

The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and is qualified in no other state. The authorized capital stock of Buyer consists of 100,000,000 shares of common stock, $0.00001 par value per share, which after the closing 1,261,198 are validly issued and outstanding, fully paid and nonassessable. There are no other securities other than as disclosed in Buyer's most recent Form 10-KSB as filed with the Securities and Exchange Commission. The Buyer has the unqualified right to sell, issue, and deliver the Debenture. The Buyer acknowledges that the Debenture being issued to the Holder are "restricted securities" as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the "Act").

Neither the issuance and delivery of this Debenture nor the issuance and delivery of the Conversion Shares upon conversion of the Debenture constitute a violation or default under any term or provision of the Certificate of Incorporation or Bylaws of Buyer, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which Buyer is a party or by which Buyer is bound.

Buyer has filed all reports required to be filed with the United States Securities and Exchange Commission (hereinafter the "SEC"). The Holder acknowledges receipt of copies of all filings made with the SEC and further acknowledges that all reports have been filed.

The Holder acknowledges that the Certificates representing the Conversion Shares to be delivered pursuant to the conversion of the Debenture shall bear a legend in the following form:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended, nor any other applicable securities act (the "Acts"), and may not be sold, transferred, assigned, pledged or otherwise distributed, unless there is an effective registration statement under such Acts covering such securities or the Company receives an opinion of counsel for the holder of these securities (concurred on by counsel for the Company) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of such Acts.

If the Conversion Shares issued pursuant to the conversion of the Debenture have been held for a period of at least one (1) years and if Rule 144 of the Act is applicable (there being no representations by Buyer that Rule 144 is applicable), then the Holder may make sales of the Conversion Shares only under the terms and conditions prescribed by Rule 144 of the Act.

The Holder acknowledges that the Buyer is under no obligation to register or seek an exemption under any federal and/or state securities acts for any stock of Buyer or to cause or permit such stock to be transferred in the absence of any such registration or exemption and that the Holder herein must hold such stock indefinitely unless such stock is subsequently registered under any federal and/or state securities acts or an exemption from registration is available.

This Debenture shall be governed by and construed and enforced in accordance with the laws of the state of Nevada without regard to its conflict-of-laws rules and venue of any action brought will be in any state or federal court located in the state of Nevada.

All amounts are reflected in U.S. dollars.

  Keystone Mines Limited

BY:   /s/ Mike Muzylowski
Mike Muzylowski, President